SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2007

JUMA TECHNOLOGY CORP.
F/K/A X AND O COSMETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-105778	68-0605151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

154 Toledo Street Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 300-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding Juma Technology Corp’s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Juma Technology Corp’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Juma Technology Corp's actual results to differ from management's current expectations are contained in Juma Technology Corp's filings with the Securities and Exchange Commission. Juma undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01. Entry into a Material Definitive Agreement

On August 16, 2007, the Company entered into the material agreements described in Item 3.02 below. Prior to the entry into the Note Purchase Agreement (as defined below), there was no material relationship between the Company and the Purchaser (as defined below) under the Note Purchase Agreement.

Item 2.03.  Creation of a Direct Financial Obligation

On August 16, 2007, the Company entered into agreements that create material direct financial obligations. The agreements are more fully described in Item 3.02 below. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 3.02.  Unregistered Sales of Securities

On August 16, 2007, the Company entered into a Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) with Vision Opportunity Master Fund, Ltd. (the “Purchaser”). A copy of the Note Purchase Agreement is attached hereto as Exhibit 4.1. Under the Note Purchase Agreement, the Company executed and delivered to Vision Opportunity Master Fund, Ltd., (a) the Company’s $5,000,000 principal amount, 6% convertible promissory note (the “Note”) and (b) three warrants to purchase an aggregate of 13,888,889 shares of the Company’s common stock (collectively the “Warrants”).

The Company anticipates that the proceeds from sale of the Note and Warrants will be used for working capital. The expenses of this financing were approximately $350,000, which included a securities placement fee of $250,000 and professional and due diligence fees of approximately $100,000. The net proceeds to the Company were approximately $4,650,000.

The sale of the Note and Warrants was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended. In this regard, the Company relied on the representations of the Purchaser contained in the Note Purchase Agreement.

The Note accrues interest at 6% per annum from the date of issuance, and is payable in cash quarterly commencing on September 1, 2007 and on the first business day of each December and March until the maturity date- six months from the issuance date. A copy of the Note is attached hereto as Exhibit 4.2.

The Company has filed a proxy statement to amongst other things increase its authorized capital to include 10,000,000 shares of undesignated preferred stock. The Company has agreed to file a Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (the “Preferred Stock”) by no later than September 15, 2007. A form of the Certificate of Designation is attached hereto as Exhibit 4.3.

The Note requires the Company to convert the Note into shares of its common stock immediately after filing of the Certificate of Designation with the Secretary of State of the State of Delaware. The Note contains various events of default such as failing to make a payment of principal or interest when due, which if not cured, would require the Company to repay the holder immediately the outstanding principal sum of and any accrued interest on the Note. The Note, as well as the Certificate of Designation, requires the Company to prepay (under the Note) or redeem (under the Certificate of Designation) if certain “Triggering Events” or “Major Transactions” occur while the particular security is outstanding.

Under the Certificate of Designation, the holders of Preferred Stock are entitled to receive, out of any assets at the time legally available therefore and as declared by the Board of Directors, dividends at the rate of 6% of the stated Liquidation Preference Amount ($.60 per share, plus accrued but unpaid interest) payable quarterly commencing on the date that is 150 days after the issuance date (or, if earlier, the date of effectiveness of the registration statement for the common stock into which the Preferred Stock is convertible) and on the last business day of each subsequent calendar quarter period. Each dividend payment may, at the Company’s option, be paid in cash or registered shares of common stock.

The holders of Preferred Stock have certain class voting rights under the Certificate of Designation. For example, if the Company seeks to authorize any class of stock, which shares ranking pari passu or senior to the Preferred Stock, with respect to (a) dividends or distributions or (b) the distribution of assets on liquidation, then that such proposal must be approved by a holders of a majority of the preferred stock.

The holders of the Note and the holders of the Preferred Stock are entitled to convert the Note or Preferred Stock into shares of common stock at any time. Based on the initial conversion price of $.60 per share, the Note is convertible into either 8,333,333 shares of Preferred Stock or 8,333,333 shares of common stock, and the Preferred Stock is also convertible into 8,333,333 shares of common stock.

The conversion price of the Note and the Preferred Stock is subject to adjustment such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Purchaser’s securities holdings. In addition, if the Company, under certain specified circumstances, should issue shares of common stock below the conversion price of the Note or Preferred Stock, as applicable, the conversion price will be reduced accordingly.

The Purchaser was issued three Warrants in series by the Company. Copies of the Warrants are attached hereto as Exhibits 4.4, 4.5, and 4.6. The Series A Warrant entitles the holder thereof to purchase 8,333,333 shares of the Company’s common stock at an exercise price of $.90 per share; the term of the Series A Warrant is five years. The Series B Warrant entitles the holder thereof to purchase 2,777,778 shares of the Company’s common stock at an exercise price of $1.35 per share; the term of the Series B Warrant is five years. The Series C Warrant entitles the holder thereof to purchase 2,777,778 shares of the Company’s common stock at an exercise price of $.90 per share; the term of the Series C Warrant is one year. The applicable exercise price of the Warrants is subject to adjustment in a manner similar to the adjustments described above.

The holders of the Note, the Preferred Stock, and Warrants have agreed to restrict their ability to convert the Note or Preferred Stock or exercise their Warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Company and the Purchaser entered into a Registration Rights Agreement. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.7. The Company is required to file a registration statement with the Securities and Exchange Commission by October 30, 2007 (the “Filing Date”), registering the common stock underlying the Note, Preferred Stock, and the Warrants. Ordinarily, the registration statement must be declared effective within the earlier of (a) the 140th day following the Filing Date (or in the event the registration statement receives a “full review” by the Commission, the 160th day following the Filing Date) (the “Effectiveness Date”). If the registration statement is not filed by the Filing Date or if the registration statement is not declared effective by the Effective Date or if certain other specified events occur, the Company is required to pay as partial liquidated damages to the holders of the securities, in registered shares of common stock or in cash, at the Company’s option, a sum equal to two percent of the holders’ initial investment in the Note per month, but in no event shall the liquidated damages exceed eighteen percent of the holders’ initial investment.

Under the Note Purchase Agreement, the Company and certain of its shareholders were required to enter into lock-up agreements, restricting the manner in which such shareholders may sell, transfer or dispose of their shares of common stock. A copy of the form of lock-up agreement is attached hereto as Exhibit 4.8.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits:

Exhibit Number	Description
4.1	Note and Warrant Purchase Agreement dated as of August 16, 2007 among the Company and the Purchasers Listed on Exhibit A thereto

4.2	6% Convertible Promissory Note

4.3	Form of Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock

4.4	Series A Warrant

4.5	Series B Warrant

4.6	Series C Warrant

4.7	Registration Rights Agreement dated as of August 16, 2007 among the Company and the Purchasers Listed on Schedule 1 thereto

4.8	Form of Lock-Up Agreement dated as of August 16, 2007 among the Company and certain shareholders of the Company listed on Schedule A thereto

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

JUMA TECHNOLOGY CORP.

By:	/s/ Anthony Fernandez
Chief Financial Officer

Date: August 22, 2007